Exhibit 99.1

SUNSHINE GREEN LAND CORP.

Financial Statements

As of June 30, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Sunshine Green Land Corp.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Sunshine Green Land Corp. (the “Company”) as of June 30, 2023 and 2022, the related combined statements of operations and comprehensive income, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, during the year ended June 30, 2023, the Company incurred a net loss and utilized cash in operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Related Party Transactions

As described in Note 8 to the financial statements, the Company has entered into a number of transactions with related parties, including but not limited to, advances to and from the related parties, and capital contribution attributable to related party debt extinguishments.

We identified the evaluation of the Company’s identification of related parties and related party transactions as a critical audit matter. This required a high degree of auditor judgment and subjectivity in performing procedures to evaluate the reasonableness of management’s procedures performed to identify related parties and related party transactions.

Our audit procedures included, among others:

●	Obtaining an understanding of the terms and the business purpose of transactions with related parties and affiliates.
●	Evaluating the completeness and accuracy of the identification of related parties and affiliates by management.
●	Reading the minutes from meetings of the Board of Directors.
●	Receiving confirmations from related parties and compared responses to the Company’s records.
●	Evaluating the completeness and accuracy of disclosures surrounding related party transactions.

We have served as the Company’s auditor since 2022.

/s/ Weinberg & Company, P.A.
Los Angeles, California
February 15, 2024

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SUNSHINE GREEN LAND CORP.

COMBINED BALANCE SHEETS

AS OF JUNE 30, 2023 AND 2022

	As of June 30,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$125,134	$52,440
Accounts receivable	52,796	85,469
Inventories	198,093	101,960
Prepaid expenses and other current assets	104,579	202,462
Total current assets	480,602	442,331

Non-current assets
Property, plant and equipment, net	2,528,124	1,173,311
Operating lease right-of-use assets	42,546	152,049,
Amount due from related parties	1,026,340	131,185
Total Assets	$4,077,612	$1,898,876

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expense	$139,090	$183,177
Customer advances	-	201,388
Convertible note payable	750,000	-
Bank loan payable - current	36,266	-
Amount due to the related parties	1,539,963	1,920,461
Operating lease liabilities – current	44,167	107,592
Total current liabilities	2,509,486	2,412,618

Non-current liabilities
Bank loan payable – non-current	1,032,606	-
Operating lease liabilities – non-current	-	46,445
Total Liabilities	3,542,092	2,459,063

Stockholders’ Equity
Common stock (100 shares issued and outstanding)	-	-
Additional paid in capital	2,289,196	225,024
Accumulated other comprehensive loss	70,976	35,748
Accumulated deficit	(1,824,652)	(820,959)
Total stockholders’ equities (deficit)	535,520	(560,187)

Total Liabilities and Stockholders’ Equity	$4,077,612	$1,898,876

The accompanying notes are an integral part of these financial statements.

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SUNSHINE GREEN LAND CORP.

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED JUNE 30, 2023 AND 2022

	Year ended June 30,
	2023	2022

Revenues	$636,482	$1,145,808
Cost of revenues	(1,052,261)	(1,230,898)
Gross loss	(415,779)	(85,090)

Operating expenses:
General and administrative expenses	(570,823)	(333,121)
Operating expenses	(570,823)	(333,121)

Loss from operations	(986,602)	(418,211)

Other income (expenses):
Other income	-	1,748
Interest income	266	4
Interest expenses	(17,357)	-
Other income (expenses), net	(17,091)	1,752

Net loss	(1,003,693)	(416,459)

Other comprehensive income:
Foreign currency translation income	35,228	29,733

Total comprehensive loss	$(968,465)	$(386,726)

The accompanying notes are an integral part of these financial statements.

3

SUNSHINE GREEN LAND CORP.

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED JUNE 30, 2023 AND 2022

	Number of shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance as of June 30, 2021	100	$-	$24	$6,014	$(404,500)	$(398,462)
Capital contribution attributable to related party debt extinguishment		-	225,000	-	-	225,000
Net loss		-	-	-	(416,459)	(416,459)
Foreign currency translation adjustment		-	-	29,734	-	29,734
Balance as of June 30, 2022	100	-	225,024	35,748	(820,959)	(560,187)
Capital contribution attributable to related party debt extinguishment		-	2,064,172	-	-	2,064,172
Net loss		-	-	-	(1,003,693)	(1,003,693)
Foreign currency translation adjustment		-	-	35,228	-	35,228
Balance as of June 30, 2023	100	$-	$2,289,196	$70,976	$(1,824,652)	$535,520

The accompanying notes are an integral part of these financial statements.

4

SUNSHINE GREEN LAND CORP.

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2023 AND 2022

	Year ended June 30,
	2023	2022

Cash flows from operating activities
Net loss	$(1,003,693)	$(416,459)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	260,173	100,866
Changes in operating assets and liabilities
Accounts receivable	32,673	(11,184)
Inventories	(96,133)	(19,500)
Prepaid expenses and other current assets	97,883	(159,903)
Operating lease right of use asset	105,153	121,140
Accounts payable and accrued liabilities	(44,087)	22,366
Customer advances	(201,388)	20,127
Operating lease obligations	(109,870)	(138,003)
Net cash provided by (used in) operating activities	(959,289)	(480,550)

Cash flows from investing activities
Acquisition of property and equipment	(1,664,838)	(771,467)
Net cash used in investing activities	(1,664,838)	(771,467)

Cash flows from financing activities
Advances from related parties, net	788,519	1,164,431
Proceeds from convertible note payable	750,000	-
Proceeds from bank loan	1,080,637	-
Repayment of bank loan	(11,765)	-
Net cash provided by financing activities	2,607,391	1,164,431

Effect of exchange rate changes on cash and cash equivalents	89,430	90,169
Net changes in cash and cash equivalents	72,694	2,583
Cash and cash equivalents-beginning of the period	52,440	49,857

Cash and cash equivalents-ended of the period	$125,134	$52,440

Supplementary cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Expenses paid by the related parties on behalf of the Company	$-	$-
Capital contribution attributable to related party debt extinguishment	2,064,172	225,000

The accompanying notes are an integral part of these financial statements.

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SUNSHINE GREEN LAND CORP.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2023 AND 2022

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sunshine Green Land Corp (“Sunshine”), a Labuan corporation, was formed on December 8, 2021. On June 30, 2023, Sunshine consummated a share exchange agreement with the shareholders of Tian Li Eco Holdings Sdn. Bhd (“Tian Li”), a Malaysian corporation, in which all the shares of Tian Li were exchanged for 100 shares of Sunshine. Sunshine Green and Tian Li are collectively referred to as the “Company”.

As Sunshine and Tian Li were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting. In pooling-of-interests accounting, the financial statements of the previously separate companies for periods before the combination are recast on a combined basis for all prior periods that the entities are under common control. Accordingly, Sunshine’s combined financial statements as of June 30, 2023 and 2022, and for the years then ended include Tian Li’s historical assets, liabilities, and results of operations as if the combination occurred at the beginning of the earliest period presented.

Going concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. For the year ended June 30, 2023, the Company incurred a net loss of $1,003,693 and used cash in operating activities of $959,289. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Management estimates that the current funds on hand will be sufficient to continue operations through the next nine months. The continuation of the Company as a going concern is dependent upon (1) the continued financial support from its stockholders or its ability to obtain external financing, and (2) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Company will be successful in securing sufficient funds to sustain the operations. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Basis of Presentation

The combined financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The combined financial statements include the accounts of the Company and its wholly owned subsidiary Tian Li. All intercompany accounts and transactions have been eliminated.

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Use of Estimates

The preparation of our financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. Significant estimates include those related to assumptions used in valuing inventories at net realizable value, accruals for potential liabilities, and assumptions used in the determination of the Company’s liquidity. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying the Company’s performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied.

The Company generates revenue primarily from the sales of plastic recycle products directly to customers. The Company recognizes revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by our customers or delivered to our customers. The Company recognizes revenues net of sales discount and relevant charges, and accounts for packaging, shipping and handling fees as a fulfilment cost. The majority of the Company’s revenues are generated from customers in Malaysia.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in Malaysia.

	June 30, 2023	June 30, 2022
Cash, cash equivalents, and restricted cash
Denominated in United States Dollars	$23,578	$24,985
Denominated in Chinese Renminbi	7,999	8,168
Denominated in Malaysian Ringgit	93,557	19,287
Cash and cash equivalents	$125,134	$52,440

Accounts Receivable

Accounts receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality and payment history of the customer. The Company did not deem it necessary to provide an allowance for doubtful accounts as of June 30, 2023 and 2022.

Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out (“FIFO”) basis. The Company records adjustments to its inventory based on an estimated forecast of the inventory demand, taking into consideration, among others, inventory turnover, inventory quantities on hand, unfilled customer order quantities, forecasted demand, current prices, competitive pricing, and trends and performance of similar products. If the estimated net realizable value is determined to be less than the recorded cost of the inventory, the difference is recognized as a loss in the period in which it occurs. Once inventory has been written down, it creates a new cost basis for inventory that may not be subsequently written up. For the year ended June 30, 2023, write-down of inventory totaled $70,490. For the year ended June 30, 2022, there was no write down of inventory.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life
Factory building	20 years
Factory equipment	7 years
Office equipment	3 - 10 years
Leasehold improvement	Over the shorter of estimated useful life or term of lease
Motor vehicles	3 - 10 years

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended June 30, 2023 and 2022, the Company determined there were no indicators of impairment of its property and equipment.

Leases

The Company accounts for its leases in accordance with the guidance of ASC 842, Leases. The Company determines whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments.

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Income taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized before the Company is able to realize their benefits, or that future deductibility is uncertain.

Tax benefits from an uncertain tax position are recognized only if it more likely than not that the tax position will be sustained on examination by the taxing authorities based on technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has greater than 50 percent likelihood of being realized upon ultimate resolution. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. At June 30, 2023, potentially dilutive securities outstanding consisted on 937,500 shares of common stock related to convertible note payable, and were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive. At June 30, 2022, there were no potentially dilutive securities outstanding.

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its financial assets and liabilities. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value.

Authoritative guidance provided by the Financial Accounting Standards Board (“FASB”) defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs, other than the quoted prices in active markets, that is observable either directly or indirectly.

Level 3 Unobservable inputs based on the Company’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments. The carrying values of notes and loans payable approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates.

Segments

The Company operates in one segment for the manufacture and distribution of its products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Concentrations

Revenues. For the year ended June 30, 2023, 50% and 13%, respectively, of our revenue was generated from the Company’s two largest customers. For the year ended June 30, 2022, 26%, 24%, 13% and 13%, respectively, of our revenue was generated from the Company’s four largest customers. There was no other customer that accounted for more than 10% of the Company’s revenues for the years ended June 30, 2023 and 2022.

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Accounts receivable. At June 30, 2023, 87% and 13%, respectively, of the Company’s accounts receivable was due from two customers. At June 30, 2022, 39%, 35% and 16% of the Company’s accounts receivable was from the Company’s three largest receivable accounts. There was no other customer that accounted for more than 10% of the Company’s accounts receivable at June 30, 2023 and 2022.

Purchases from vendors. For the year ended June 30, 2023, 41% and 21%, of our purchases was from two vendors. For the year ended June 30, 2022, 27%, 14%, and 11%, of our purchases was from three vendors. There was no other vendor that accounted for more than 10% of the Company’s purchases for the years ended June 30, 2023 and 2022.

Accounts payable. At June 30, 2022, the three largest accounts payable accounts to the Company’s vendors represented 51%, 3%, and 3%. On December 31, 2021, the three largest accounts payable accounts to the Company’s largest vendors represented 16%, 9%, and 9%.

Foreign currency translation

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying combined financial statements have been expressed in US$. In addition, the Company’s operating subsidiary maintains its books and records in their respective local currency, which consists of the Malaysian Ringgit (“MYR”).

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$ using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the year ended June 30,
	2023	2022
Year-end USD: MYR exchange rate	$4.6269	$4.4000
Average USD: MYR exchange rate	$4.4902	$4.2297

The MYR is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the MYR amounts could have been, or could be, converted into US Dollars at the rates used in translation.

Recent Accounting Pronouncements

In September 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The standard is effective for the Company for interim and annual reporting periods beginning after July 1, 2023. Management believes that adoption of ASU 2016-13 will not have a material impact on the Company’s financial position, results of operations, and cash flows.

The Company’s management does not believe that there are other recently issued but not yet effective authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

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NOTE 2 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following as of June 30, 2023 and 2022:

	2023	2022

Prepaid expenses	$14,567	$-
Deposit on factory building purchase	-	162,500
Other deposits	64,316	38,636
Other receivables	25,696	1,326
	$104,579	$202,462

NOTE 3 – INVENTORIES, NET

Inventories primarily consisted of the following PET (polyethylene terephthalate) materials at June 30, 2023 and 2022:

	2023	2022

PET flakes	$32,655	$92,835
PET pellets	50,443	4,368
PET strap belt	51,276	4,757
Other PET materials	63,719	-
Inventories, net	$198,093	$101,960

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at June 30, 2023 and 2022:

	2023	2022
Factory building	$1,491,279	$-
Factory equipment	1,319,673	1,217,530
Office equipment	15,042	14,574
Leasehold improvement	147,706	144,254
Motor vehicle	17,204	18,091
Total cost	2,990,904	1,394,449
Accumulated depreciation	(462,780)	(221,138)
Net book value	$2,528,124	$1,173,311

In February 2023, the Company acquired a factory building (“Factory No. 3”) from an unrelated third-party that it had formerly leased, for MYR 6,900,000 (approximately US$1,568,182), and funded by a bank loan payable (see Note 7).

Depreciation and amortization expense was $260,173 and $100,866 for the fiscal years ended June 30, 2023 and 2022, respectively.

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NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of June 30, 2023 and 2022:

	2023	2022

Accounts payable	$-	$72,108
Accrued liabilities	42,052	111,069
Other payables	97,038	-
	$139,090	$183,177

Balance of other payables included the office expenses payable and balance of property and equipment from third party.

NOTE 6 – CONVERTIBLE NOTE PAYABLE

Convertible note payable consists of the following as of June 30, 2023 and 2022:

	2023	2022

Convertible note	$750,000	$-

On January 9, 2023, the Company issued a convertible note payable to a third party for $750,000. The note is unsecured, has an interest rate 3% per annum, matures November 14, 2024, and is convertible into 937,500 shares of the Company’s common stock at $0.80 per share, any time after the completion of a reverse acquisition with Sino Green Land Corp. (see Note 11).

NOTE 7 – BANK LOAN PAYABLE

In October, 2022 the Company obtained a loan from OCBC Bank in Malaysia in the principal amount of MYR5,000,000 (approximately US$1,069,000) in relation to the Company’s purchase of a factory (No. 3 factory building, see Note 4). The loan bears interest at the base lending rate, as defined, minus 2.2% (4.06% at June 30, 2023), is secured by the No. 3 factory building, matures in October 2042, and is guaranteed by certain of the Company’s shareholders.

The total interest expense was $17,357 for the year ended June 30, 2023. There was no interest expense in fiscal 2022.

Future Minimum principal payments under the bank borrowing at June 30, 2023, are as follow:

2024	$36,266
2025	37,766
2026	39,328
2027	40,955
2028 onward	914,557
Total	1,068,872
Current balance	(36,266)
Non-current balance	$1,032,606

NOTE 8 – RELATED PARTY TRANSACTIONS

As of June 30, 2023 and 2022, the amounts due from related parties consisted of:

	2023	2022

Due from Sino Green Land Corp. (5)	$109,244	$96,382
Due from Invent Fortune Sdn. Bhd. (4)	917,096	34,803
Total due from related parties	$1,026,340	$131,185

As of June 30, 2023 and 2022, the amounts due to related parties consisted of:

Payable to Luo Xiong and Wo Kuk Ching (1)	$-	$1,188,188
Payable to Empower International Trading (2)	798,835	111,086
Payable to TLC Global International Trading (3)	741,128	580,742
Payable to other shareholders	-	40,445
Total due to related parties	$1,539,963	$1,920,461

The amounts due from and payable to related parties are unsecured,non-interest bearing,and payable on demand.

(1)	Luo Xiong and spouse Wo Kuk Ching and their immediate family members own 90% of the Company’s common stock.
(2)	Entity controlled 100% by Luo Xiong
(3)	Entity controlled 100% by Wong Ching Wing, daughter of Luo Xiong and Wo Kuk Ching
(4)	Entity controlled 83% by Luo Xiong and spouse Wo Kuk Ching.
(5)	Entity controlled 65.7% by Luo Xiong and spouse Wo Kuk Ching and their immediate family members. The Company was acquired by Sino Green Land Corp. on October 1, 2023 (see Note 11).

Related party debt extinguishment recorded as capital contributions

During the year ended June 30, 2023, related party debt extinguishment of $1,772,772 due to Luo Xiong and Wo Kuk Ching and their immediate family, and $291,400 due to other shareholders, was recorded as capital contributions. During the year ended June 30, 2022, related party debt extinguishment of $225,000 due to Luo Xiong and Wo Kuk Ching was recorded as capital contributions.

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NOTE 9 – INCOME TAXES

The Company had no income tax expense for the years ended June 30, 2023 and 2022, respectively. The following is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate:

	Year ended June 30,
	2023	2022

Loss from continuing operations before income tax:	$(1,003,693)	$(416,459)
U.S. Federal statutory tax rate	21%	21%
Income tax benefit at statutory rate	(210,776)	(87,456)
Foreign tax rate difference	(30,110)	(12,494)
Change in valuation allowance	240,886	99,956
Income tax provision	$-	$-

	As of October 31,
	2023	2022
Components of deferred tax assets:
Net operating loss carryforwards	$383,000	$172,000
Gross deferred tax assets	383,000	172,000
Less: valuation allowance	(383,000)	(172,000)
Net deferred tax asset	$-	$-

The provisions of ASC Topic 740, Accounting for Income Taxes, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. As of June 30, 2023 and 2022, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

The Company adopted the provisions of ASC 740, which requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. ASC 740 also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As of June 30, 2023 and 2022, no liability for unrecognized tax benefits was required to be recorded or disclosed.

The Company’s primary operations are located in Malaysia, which is taxed at 24%.

NOTE 10 – LEASES

As of June 30, 2023, the Company has one operating lease agreement for office space in Malaysia with remaining lease terms of 8 months. The operating lease agreement is with a non-related party, is for the premises in Selangor Darul Ehsan, Malaysia from March 1, 2020 to February 28, 2024, the monthly rent expense of MYR26,250 (approximately US$5,846).

	As of June 30 2023	As of June 30 2022

Right-of-use assets	$42,546	$152,049

Lease liabilities – current	44,167	107,592
Lease liabilities – non-current	-	46,445

The components of lease expense and supplemental cash flow information related to leases for the year ended June 30, 2023 and 2022 are as follows:

Other information for the year ended	June 30, 2023	June 30, 2022

Cash paid for amounts included in the measurement of lease obligations	$112,468	$141,854
Weighted average remaining lease term (in years)	0.58	0.58
Weighted average discount rate	7.31%	7.31%

Maturities of the Company’s lease obligations as of June 30, 2023 and 2022 are as follows:

Year ending June 30,
2023	$-	$114,773
2024	45,387	47,727
Thereafter	-	-
Total lease payment	45,387	162,500
Less: Imputed interest	(1,220)	(8,463)
Operating lease obligations	$44,167	$154,037

NOTE 11 – SUBSEQUENT EVENT

Effective October 1, 2023, Sino Green Land Corp. (“SGLA”) entered into a definitive share exchange agreement with Sunshine Green whereby SGLA agreed to acquire all of the outstanding shares of Sunshine Green. Upon completion of the acquisition, all of the outstanding shares in the capital stock of the Sunshine Green were cancelled.

12

SUNSHINE GREEN LAND CORP.

Interim Condensed Financial Statements

For the Three Months Ended September 30, 2023 and 2022

Unaudited

13

SUNSHINE GREEN LAND CORP.

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 AND JUNE 30, 2023

	As of
	September 30 2023	June 30 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$178,712	$125,134
Accounts receivable	81,098	52,796
Inventories	118,121	198,093
Prepaid expenses and other current assets	232,681	104,579
Total current assets	610,612	480,602

Non-current assets
Property, plant and equipment, net	2,463,049	2,528,124
Operating lease right-of-use assets	118,201	42,546
Amount due from related parties	1,116,030	1,026,340
Total Assets	$4,307,892	$4,077,612

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$214,171	$139,090
Convertible note payable	750,000	750,000-
Bank loan payable - current	36,102	36,266
Amount due to the related parties	2,054,319	1,539,963
Operating lease obligations – current	27,450	44,167
Total current liabilities	3,082,042	2,509,486

Non-current liabilities
Lease obligations - non-current	74,235	-
Bank loan payable – non-current	1,008,422	1,032,606
Total Liabilities	4,164,699	3,542,092

Stockholders’ Equity
Common stock (100 shares issued and outstanding)	-	-
Additional paid in capital	2,289,196	2,289,196
Accumulated other comprehensive loss	58,369	70,976
Accumulated deficit	(2,204,372)	(1,824,652)
Total stockholders’ equity	143,193	535,520

Total Liabilities and Stockholders’ Equity	$4,307,892	$4,077,612

The accompanying notes are an integral part of these financial statements.

14

SUNSHINE GREEN LAND CORP.

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (Unaudited)

	Three months ended September 30,
	2023	2022

Revenues	$545,878	$319,619
Cost of revenues	(743,512)	(348,282)
Gross loss	(197,634)	(28,663)

Operating expenses:
General and administrative expenses	(170,993)	(82,894)
Operating expenses	(170,993)	(82,894)

Loss from operations	(368,627)	(111,557)

Other income (expenses):
Exchange gain	-	3,976
Interest income	365	-
Interest expense	(11,458)	-
Other income (expenses), net	(11,093)	3,976

Net loss	(379,720)	(107,581)
Other comprehensive income (loss):
Foreign currency translation income	(12,607)	32,043
Total comprehensive loss	$(392,327)	$(75,538)

The accompanying notes are an integral part of these financial statements.

15

SUNSHINE GREEN LAND CORP.

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (Unaudited)

The accompanying notes are an integral part of these financial statements.

	Paid-in Capital	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance as of June 30, 2022	$-	$225,024	$35,748	$(820,959)	$(560,187)
Net loss	-	-	-	(107,581)	(107,581)
Foreign currency translation adjustment	-	-	32,043	-	32,043
Balance as of September 30, 2022	$-	$225,024	$67,791	$(928,540)	$(635,725)

	Paid-in Capital	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance as of June 30, 2023	$-	$2,289,196	$70,976	$(1,824,652)	$535,520
Net loss	-	-	-	(379,720)	(379,720)
Foreign currency translation adjustment	-	-	(12,607)	-	(12,607)
Balance as of September 30, 2023	$-	$2,289,196	$58,369	$(2,204,372)	$143,193

The accompanying notes are an integral part of these financial statements.

16

SUNSHINE GREEN LAND CORP.

COMBINED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (Unaudited)

	Three months ended September 30,
	2023	2022

Cash flows from operating activities
Net loss	$(379,720)	$(107,581)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	70,382	53,510
Changes in operating assets and liabilities
Accounts receivable	(28,302)	64,973
Prepaid expenses and other current assets	(128,102)	171,736
Inventories	79,972	(9,147)
Operating lease right of use asset	18,777	31,126
Accounts payable	62,536	(60,204)
Accrued liabilities and other payables	12,545	(21,905)
Customer advances	-	(201,388)
Operating lease obligations	(18,943)	(37,718)
Net cash (used in) provided by operating activities	(310,855)	(116,598)

Cash flows from investing activities
Initial recognition of lease liability	76,461	-
Initial recognition of right of use asset	(94,778)	-
Acquisition of property and equipment	(41,065)	(176,648)
Net cash used in investing activities	(59,382)	(176,648)

Cash flows from financing activities
Advances from related parties	424,666	179,284
Borrowing and repayment to bank loan, net	(8,799)	-
Net cash (used in) provided by financing activities	415,867	179,284

Effect of exchange rate changes on cash and cash equivalents	7,948	96,760
Net changes in cash and cash equivalents	53,578	(17,202)
Cash and cash equivalents-beginning of the period	125,134	52,440

Cash and cash equivalents-ended of the period	$178,712	$35,238

Non-cash investing and financing activities:
Payable for acquisition of property and equipment	$-	$1,339,372

The accompanying notes are an integral part of these financial statements.

17

SUNSHINE GREEN LAND CORP.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (UNAUDITED)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sunshine Green Land Corp. (“Sunshine”,Sunshine Green”), a Labuan corporation, was formed on December 8, 2021. On June 30, 2023, Sunshine consummated a share exchange agreement with the shareholders of Tian Li Eco Holdings Sdn. Bhd (“Tian Li”), a Malaysian corporation, in which all the shares of Tian Li were exchanged for 100 shares of Sunshine. Sunshine Green and Tian Li are collectively referred to as the “Company”.

As Sunshine and Tian Li were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting. In pooling-of-interests accounting, the financial statements of the previously separate companies for periods before the combination are recast on a combined basis for all prior periods that the entities are under common control. Accordingly, Sunshine’s combined financial statements as of September 30, 2023 and June 30, 2023, and for the three-months ended September 30, 2023 and 2022, include Tian Li’s historical assets, liabilities, and results of operations as if the combination occurred at the beginning of the earliest period presented.

Going concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. During the three months ended September 30, 2023, the Company incurred a net loss of $379,720 and used cash in operations of $310,855. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s combined financial statements for year ended June 30, 2023, has also expressed substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Management estimates that the current funds on hand will be sufficient to continue operations through the nine months. The continuation of the Company as a going concern is dependent upon (1) the continued financial support from its stockholders or its ability to obtain external financing, and (2) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Company will be successful in securing sufficient funds to sustain the operations. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Basis of Presentation

The accompanying unaudited condensed financial statements of Sunshine Green Land Corp. (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, the combined financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for the interim periods reported. The balance sheet at June 30, 2023 was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements contained within this Form 8-K filed with the Securities and Exchange Commission. All amounts presented are in U.S. dollars. The results of operations for the three months ended September 30, 2023, are not necessarily indicative of the results expected for the full fiscal year or for any other fiscal period.

The combined financial statements include the accounts of the Company and its wholly owned subsidiary Tian Li. All intercompany accounts and transactions have been eliminated.

In accordance with the “Segment Reporting” Topic of the Accounting Standards Codification, the Company’s chief operating decision maker (the Company’s Chief Executive Officer) determined that the Company has only one reporting unit.

18

Use of Estimates

The preparation of our financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. Significant estimates include those related to assumptions used in valuing inventories at net realizable value, accruals for potential liabilities, and assumptions used in the determination of the Company’s liquidity. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying the Company’s performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied.

The Company generates revenue primarily from the sales of plastic recycle products directly to customers. The Company recognizes revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been delivered to our customers or picked up by customers from our facilities. The Company recognizes revenues net of sales discount and relevant charges, and accounts for packaging, shipping and handling fees as a fulfilment cost. The revenue arrangements do not contain general rights of refund in the event of cancellation. During the three months ended September 30, 2023 and 2022, the Company recorded revenues of $545,878 and $319,619 respectively.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in Malaysia.

	September 30, 2023	June 30, 2023
Cash, cash equivalents, and restricted cash
Denominated in United States Dollars	$1,134	$23,578
Denominated in Chinese Renminbi	29,116	7,999
Denominated in Malaysian Ringgit	148,462	93,557
Cash and cash equivalents	$178,712	$125,134

Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. At September 30, 2023, potentially dilutive securities outstanding consisted on 937,500 shares of common stock related to convertible note payable, and were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive. At September 30, 2022, there were no potentially dilutive securities outstanding.

19

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its financial assets and liabilities. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value.

Authoritative guidance provided by the Financial Accounting Standards Board (“FASB”) defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs, other than the quoted prices in active markets, that is observable either directly or indirectly.

Level 3 Unobservable inputs based on the Company’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments. The carrying values of notes and loans payable approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates.

Concentrations

Revenues. For the three months ended September 30, 2023, 54% and 25% of our revenue was generated from the Company’s two largest customers. For the three months ended September 30, 2022, 50%, 25% and 13% of our revenue was generated from the Company’s three largest customers. There was no other customer that accounted for more than 10% of the Company’s revenues for the three months ended September 30, 2023 and 2022.

Accounts receivable. At September 30, 2023, 52%, 31% and 12% of the Company’s accounts receivable was due from three customers. At September 30, 2022, 48% and 51% of the Company’s accounts receivable was from the Company’s two largest receivable accounts. There was no other customer that accounted for more than 10% of the Company’s accounts receivable at September 30, 2023 and 2022.

Purchases from vendors. For the three months ended September 30, 2023, 52%, 19% and 16% of our purchases was from three vendors. For the three months ended September 30, 2022, 38%, 23% and 10% of our purchases was from three vendors. There was no other vendor that accounted for more than 10% of the Company’s purchases for the three months ended September 30, 2023 and 2022.

Accounts payable. At September 30, 2023, the four largest accounts payable accounts to the Company’s vendors represented 24%, 23%, 19% and 12%. On September 30, 2022, the largest accounts payable accounts to the Company’s largest vendors represented 100%.

Foreign currency translation

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying combined financial statements have been expressed in US$. In addition, the Company’s operating subsidiary maintains its books and records in their respective local currency, which consists of the Malaysian Ringgit (“MYR”).

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$ using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within equity.

20

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the three months ended September 30,
	2023	2022
Spot USD: MYR exchange rate	$4.6952	$4.6365
Average USD: MYR exchange rate	$4.6272	$4.4783

The MYR is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the MYR amounts could have been, or could be, converted into US Dollars at the rates used in translation.

Recent Accounting Pronouncements

In September 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company adopted ASU 2016-13 on July 1, 2023, and that did not have a material impact on the Company’s financial position, results of operations, and cash flows.

The Company’s management does not believe that there are other recently issued but not yet effective authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

NOTE 2 – PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following as of September 30, 2023 and June 30, 2023:

	September 30 2023	June 30 2023

Prepaid expenses	$15,441	$14,567
Deposit on factory building purchase	166,127	-
Other deposit	24,838	64,316
Other receivables	26,275	25,696
	$232,681	$104,579

NOTE 3 – INVENTORIES, NET

Inventories primarily consisted of the following PET (polyethylene terephthalate) materials at September 30, 2023 and June 30 2023:

	September 30 2023	June 30 2023

PET flakes	$13,905	$32,655
PET pellets	38,185	50,443
PET strap belt	37,812	51,276
Other PET materials	28,219	63,719
	$118,121	$198,093

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2023 and June 30, 2023:

	September 30 2023	June 30 2023

Factory building	1,469,586	1,491,279
Factory equipment	1,322,150	1,319,673
Office equipment	14,823	15,042
Leasehold improvement	164,948	147,706
Motor vehicle	16,953	17,204
Total cost	2,988,460	2,990,904
Accumulated depreciation	(525,411)	(462,780)
Net book value	$2,463,049	$2,528,124

Depreciation and amortization expense was $69,363 for the three months ended September 30, 2023.

21

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of September 30, 2023 and June 30, 2023:

	September 30 2023	June 30 2023

Accounts payable	62,536	-
Accrued liabilities	$86,498	$42,052
Other payables	65,137	97,038
	214,171	139,090

Balance of accrued liabilities include accrued payroll and accrued utilities.

Balance of other payables includes the balance for factory building purchase.

NOTE 6 – CONVERTIBLE NOTE

Convertible note consisted of the following as of September 30, 2023 and June 30, 2023:

	September 30 2023	June 30, 2023

Convertible note	$750,000	$750,000

On January 9, 2023, the Company issued a convertible note payable to a third party for $750,000. The note is unsecured, has an interest rate 3% per annum, matures November 14, 2024, and is convertible into 937,500 shares of the Company’s common stock at $0.80 per share, any time after the completion of a reverse acquisition with Sino Green Land Corp. (see Note 10).

NOTE 7 – BANK LOAN PAYABLE

In October, 2022 the Company obtained a loan from OCBC Bank in Malaysia in the principal amount of MYR5,000,000 (approximately US$1,069,000) in relation to the Company’s purchase of a factory (No. 3 factory building, see Note 4). The loan bears interest at the base lending rate, as defined, minus 2.2% (4.06% at September 30, 2023), is secured by the No. 3 factory building, matures in October 2042, and is guaranteed by certain of the Company’s shareholders.

The total interest expense was $10,818 for the three months ended September 30, 2023. There was no interest expense in fiscal 2022.

Future Minimum principal payments under the bank borrowing are as follow:

2024	$36,102
2025	37,595
2026	39,151
2027	65,118
2028 onward	890,906
Total	1,068,872
Current portion	(36,102)
Non-current portion	$1,032,770

NOTE 8 – RELATED PARTY TRANSACTIONS

Amounts due from/due to related parties

As of September 30, 2023 and June 30 2023, the amount due from/due to related parties consisted of:

	September 30, 2023	June 30 2023

Due from Sino Green Land Corp. (5)	$125,834	$109,244
Due from Invent Fortune Sdn. Bhd. (4)	990,196	917,096
Total due from related parties	$1,116,030	$1,026,340

Payable to Luo Xiong and Wo Kuk Ching (1)	$225,895	$-
Payable to Empower International Trading (2)	1,098,077	798,835
Payable to TLC Global International Trading (3)	730,347	741,128
Total due to related parties	$2,054,319	$1,539,963

The amounts due from and payable to related parties are unsecured with non-interest bearing and repayable on demand.

(1)	Luo Xiong and spouse Wo Kuk Ching and their immediate family members own 90% of the Company’s common stock.
(2)	Entity controlled 100% by Luo Xiong
(3)	Entity controlled 100% by Wong Ching Wing, daughter of Luo Xiong and Wo Kuk Ching
(4)	Entity controlled 83% by Luo Xiong and spouse Wo Kuk Ching.
(5)	Entity controlled 65.7% by Luo Xiong and spouse Wo Kuk Ching and their immediate family members. The Company was acquired by Sino Green Land Corp. on October 1, 2023 (see Note 12).

22

NOTE 9 – LEASES

As of September 30, 2023, the Company has one operating lease agreements for office space in Malaysia with remaining lease terms of 5 months and its finance leases are related to motor vehicles. The operating lease agreement entered with a non-related party, is for the premises in Selangor Darul Ehsan, Malaysia from March 1, 2020 to February 28, 2024, the monthly rent expense of MYR26,250 (approximately US$5,846).

	As of September 30 2023	As of June 30 2023

Right-of-use assets	$118,201	$42,546

Lease liabilities – current	27,450	44,167
Lease liabilities – non-current	74,235	-

The components of lease expense and supplemental cash flow information related to leases for the three months ended September 30, 2023 and 2022 are as follows:

Other information for the three months ended	September 30, 2023	September 30, 2022

Cash paid for amounts included in the measurement of lease obligations
Operating cash payments for operating leases	$17,019	$33,459
Operating cash payments for finance leases	2,899	-
Weighted average remaining lease term (in years)
Operating leases	0.58	2.75
Finance leases	4.92	-
Weighted average discount rate
Operating leases	7.31%	7.31%
Finance leases	8.77%	-

The undiscounted future minimum payments under the Company’s operating and finance lease liabilities and reconciliation to the operating and finance lease liabilities recognized on the combined balance sheet as of September 30, 2023 are as follows:

	Operating lease	Finance lease
Year ending September 30,
2024	$27,954	$19,274
2025	-	22,131
2026	-	22,131
Thereafter	-	19,956
Total lease payment	27,954	83,492
Less: Imputed interest	(504)	(9,257)
Operating lease obligations	$27,450	$74,235

NOTE 10 – SUBSEQUENT EVENT

Effective October 1, 2023, Sino Green Land Corp. (“SGLA”) entered into a definitive share exchange agreement with Sunshine Green whereby SGLA agreed to acquire all of the outstanding shares of Sunshine Green. Upon completion of the acquisition, all of the outstanding shares in the capital stock of the Sunshine Green were cancelled.

23

Item 9.01 (b) Pro forma financial information. The pro forma financial information required by this Item 9.01(b) are appended to this report beginning on page 26.

Pro Forma Combined Financial Statements

The following pro forma balance sheet and proforma income statements have been derived from the financial statements of Sino Green Land Corp. (“SGLA”) at September 30, 2023, and adjusts such information to give the effect of the acquisition of SGLA and Sunshine Green Land Corp, as if the acquisition had occurred at September 30, 2023. The following pro forma EPS statement has been derived from the income statements of SGLA and Sunshine Green Land Corp and adjusts such information to give the effect that the acquisition by Sino Green Land Corp. at October 1, 2022 and September 30, 2023, respectively. The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2023 or October 1, 2022.

24

SINO GREEN LAND CORP. AND SUNSHINE GREEN LAND CORP.

PROFORMA COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023

	SGLA	SGL	Proforma Adjustments		Proforma
	September 30	September 30	September 30		September 30
	2023	2023	2023		2023
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$-	$178,712	$-		$178,712
Accounts receivable	-	81,098	-		81,098
Inventories	-	118,121	-		118,121
Prepayments and other current assets	-	232,681	-		232,681
Total current assets	-	610,612	-		610,612

Non-current assets
Property, plant and equipment, net	-	2,463,049	-		2,463,049
Operating lease right-of-use assets	-	118,201	-		118,201
Amount due from related parties	-	1,116,030	(125,834)	(b)	990,196
Total Assets	-	4,307,892	$(125,834)		$4,182,058

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	2,589	214,171	-		216,760
Convertible note payable	-	750,000	-		750,000
Bank loan payable- current	-	36,102	-		36,102
Amount due to the related parties	276,319	2,054,319	(125,834)	(b)	2,204,804
Operating lease obligations – current	-	27,450	-		27,450
Total current liabilities	278,908	3,082,042	(125,834)		3,235,116

Non-current liabilities
Operating lease obligations– non-current	-	74,235	-		74,235
Bank loan payable - non-current	-	1,008,422	-		1,008,422
Total Liabilities	-	4,164,699	-		4,317,773

Stockholders’ Deficit
Preferred stock Series A, par value, $0.001	1,260	-	1,782	(a)	3,042
Common stock, par value $0.001	730,267	-	160,349	(a)	890,616
Additional paid in capital	35,915,921	2,289,196	(162,131)	(a)	38,042,986
Accumulated other comprehensive income (loss)	-	58,369	-		58,369
Accumulated deficit	(36,926,356)	(2,204,372)	-		(39,130,728)
Total stockholders’ equity (deficit)	(278,908)	143,193	-		(135,715)

Total Liabilities and Stockholders’ Equity	$-	$4,307,892	$-		$4,182,058

Notes

(a)	To record the issuance of 160,349,203 shares of common stock and 1,781,658 shares of preferred stock of SGLA shares each to Sunshine Green Land Corp.’s shareholders, and to eliminate the capital structure of SGL and SGLA.
(b)	To eliminate intercompany receivable/payable.

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SINO GREEN LAND CORP. AND SUNSHINE GREEN LAND CORP.

PROFORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023

	SGLA	SGL	Proforma Adjustments	Proforma
	September 30	September 30	September 30	September 30
	2023	2023	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$-	$545,878	$-	$545,878
Cost of revenues	-	(743,512)	-	(743,512)
Gross loss	-	(197,634)	-	(197,634)

Operating expenses:
General and administrative expenses	(7,132)	(170,993)	-	(178,125)
Operating expenses	(7,132)	(170,993)	-	(178,125)

Operating (loss) income	(7,132)	(368,627)	-	(375,759)

Other income (expenses):
Interest income	-	365	-	365
Interest expenses	-	(11,458)	-	(11,458)
Other income, net	-	(11,093)	-	(11,093)

Net (loss) income	(7,132)	(379,720)	-	(386,852)

Other comprehensive income:
Foreign currency translation income	-	-	-	-

Total comprehensive (loss) income	$(7,132)	$(379,720)	$-	$(386,852)

Basic and diluted loss per common share	$0.00	$-	$-	$0.00

Weighted average	$1,460,535	$-	$-	$161,809,738

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SINO GREEN LAND CORP. AND SUNSHINE GREEN LAND CORP.

PROFORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR YEAR ENDED JUNE 30, 2023

	SGLA	SGL	Proforma Adjustments	Proforma
	June 30	June 30	June 30	June 30
	2023	2023	2023	2023
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Revenues	$-	$636,482	$-	$636,482
Cost of revenues	-	(1,052,261)	-	(1,052,261)
Gross loss	-	(415,779)	-	(415,779)

Operating expenses:
General and administrative expenses	(49,118)	(570,823)	-	(619,941)
Operating expenses	(49,118)	(570,823)	-	(619,941)

Operating (loss) income	(49,118)	(986,602)	-	(1,035,720)

Other income (expenses):
Other income	-	-	-	-
Interest income	-	266	-	266
Interest expenses	-	(17,357)	-	(17,357)
Other income, net	-	(17,091)	-	(17,091)

(Loss) income before income tax	$(49,118)	$(1,003,693)	$-	$(1,052,811)

Income tax expense	-	-	-	-

Net (loss) income	(49,118)	(1,003,693)	-	(1,052,811)

Other comprehensive income:
Foreign currency translation income	-	35,228	-	35,228

Total comprehensive (loss) income	$(49,118)	$(968,465)	$-	$(1,017,583)

Basic and diluted loss per common share	$(0.03)	$-	$-	$0.00

Weighted average	$1,460,535	$-	$-	$161,809,738

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